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                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                     FORM 10-KSB
                                                                  EXHIBIT 10 (i)

                  EXECUTIVE EMPLOYMENT AND CONSULTING AGREEMENT


         This Agreement, made effective as of October __, 2001, by and between Active Link Communications, Inc., a Colorado corporation, having a principal office located at Suite 1000, 7388 South Revere Parkway, Englewood, Colorado (the "Company"),

                                     - AND -

         David E. Welch of 1729 East Otero Avenue, Littleton, Colorado (the "Employee").

                                     RECITAL

         The Company desires to employ Employee and Employee desires to be employed by the Company pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound thereby, the parties hereto agree as follows:

1. Purpose of Agreement. The purpose of this Agreement is to define the relationship between the Company as an employer and Employee as an executive employee of the Company. The Company hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

2. Duties. Employee shall be employed by the Company as an Executive Vice President and the Chief Financial Officer of the Company. In connection therewith, Employee's primary responsibilities shall have overall responsibility and supervision of the Company's financial operation, shall report to Senior Management concerning financial matters, shall develop prudent financial and fiscal policies for the Company and shall assist in the orderly transition of the Company's financial operation to Naperville, IL and to a successor Chief Financial Officer (transition term). In connection with the performance of these duties, Employee shall report to the Company's Board of Directors. Additionally, Employee shall perform such duties incident thereto and as may be designated from time to time by the Directors of the Company.

3. Performance. Employee agrees to devote substantially all of his business time, skill, attention, energies and his best efforts in the performance of his duties for the Company.

4. Term. The term of this Agreement shall be effective as of the date on which the closure of the merger between Mobility Concepts, Inc. and a wholly-owned subsidiary of the Company shall occur and shall continue through the completion of the transition of the financial operations of the Company or until the date which shall be twelve months after



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         the closure of such merger, whichever is earlier at which time Employee shall continue as a consultant of the Company for a period of twelve months.

5. Location of Employment. Employment shall be at the Company's office located in the Denver, Colorado metropolitan area.

6. Salary. Employee agrees to perform services under this Agreement in consideration of the following compensation:

         a. during the transition term, Employee shall receive an annual cash salary of $125,000 from the Company, payable in the same manner (but not less often than monthly) as other salaried employees of the Company are paid, and subject to all withholding taxes and other standard types of deductions. Employee shall be entitled to participate in bonus and stock option plans as may be provided by the Company from time to time to its key employees.

         b. during the consulting term, Employee shall receive an annual cash salary of $125,000 from the Company, payable in the same manner (but not less often than monthly) as other salaried employees of the Company are paid, and subject to all withholding taxes and other standard types of deductions.

         c. during the transition term, Employee shall receive a car allowance equal to $400 per month.

         d. vest all stock options issued to the Employee pursuant to the Company's stock option plan at the signing of this agreement.

         e. during the transition term Employee shall be entitled to have the Company pay for medical insurance for Employee and his immediate family in amounts and on terms and conditions as may be determined by the Company from time to time. Additionally, Employee shall be entitled to receive such further benefits as may be provided by the Company from time to time to its key employees.

         f. Employee shall be reimbursed for all reasonable expenses incurred in performing services under this Agreement, including, but not limited to, business travel, lodging, meals, entertainment and taxi fares. Employee agrees to comply with the Company's policy applicable to its officers for submitting invoices, receipts, vouchers and the like for expense reimbursement.

         g.       during the transition term Employee shall be entitled to four
                  (4) weeks vacation. Such vacation shall be taken at such time or times reasonable acceptable to the Company.

7. Disability. If in the reasonable and prudent determination of the Company, during the term of this Agreement, Employee becomes totally disabled (mentally or physically) for a




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         continuous period of 30 days or such disability has an adverse impact on Employee's ability to perform under this Agreement, the Company, at its option, may thereafter, upon written notice to Employee or his personal representative, terminate his employment without any liability except to comply with the obligations, if any, contained in the Stock Incentive Plan.

8. Death during Employment. If the Employee dies during the term of this Agreement, the Company shall have no liability to the Employee's estate except to comply with the obligations, if any, imposed by the Stock Incentive Plan in effect immediately prior to the death of the Employee.

9. Termination with Cause. The Company may terminate this Agreement with Cause (as defined below) upon written notice to Employee. For purposes of this Agreement, the term Cause shall be defined as (i) any violation of law by the Employee or by the Company (for which violation of law Employee can reasonably be held responsible) which, in the judgment of the Board of Directors, injures, or is likely to injure, the Company or its reputation, such as theft, defamation of the Company or its products, or which would otherwise be deemed to constitute legal cause, or (ii) gross dereliction by the Employee of his duties.

10.      Termination without Cause.

         a. Termination by Company. The Company may terminate this Agreement at any time, without Cause, by giving 30 days written notice to the Employee. In the event the Company terminates the Employee pursuant to this Section 12a, the Company shall be obligated (i) to pay Employee as liquidated damages the Salary of Employee and all bonuses and benefits provided by the Company to Employee pursuant to Section 6a above for a period equal to twelve (12) months after such termination. The Salary portion of any severance required to be paid pursuant to this Section 10a shall be payable in full upon the effective date of such termination. Additionally, the Company agrees to reimburse Employee for all proper expenses owed him through such date of termination.

         b. Termination by Employee. Employee may terminate this Agreement at any time, without Cause, by giving 30 days written notice to the Company. In that event, Employee shall continue to render his services and shall be reimbursed for all proper expenses owed him through such date of termination. The Company shall have no liability to the Employee except to comply with the obligations, if any, contained in the Stock Incentive Plan. If Employee fails to provide notice as required by this Section 11(b), such termination shall be deemed for Cause.

11.      Indemnification/Insurance.

         a. Indemnification. If Employee is made a party, or threatened to be made a party, to any lawsuit or proceeding, solely as a result or on account of his services under




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                  this Agreement, the Company shall indemnify and defend
                  Employee and hold him harmless against all expenses (including, without limitation, reasonable legal fees and costs), liabilities and losses incurred or suffered by him in connection with or on account of such lawsuit, (i) to the fullest extent permitted under Colorado law as the same now exists or may hereafter be amended (but, in the case of any such amendment, if permissible, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted the Company to provide prior to such amendment). Employee agrees that he will not settle any pending or threatened lawsuit or proceeding without the prior written consent of the Company. In addition, Employee agrees that the Company shall have the right, but not the obligation, to assume and direct Employee's defense in any such lawsuit with counsel selected by the Company.

         b. Insurance. In connection with the Company's indemnification obligations, the Company, shall obtain and maintain Director's and Officer's Insurance coverage covering Employee in amounts and on terms customary for companies which are similarly situated.

12. Proprietary Information. Employee agrees that all Proprietary Information (as defined below) shall be the sole property of the Company. At all times, both during Employee's employment with the Company and after termination of Employee's employment, Employee will keep in confidence and trust, for the benefit of the Company, all Proprietary Information and Employee will not use or disclose any Proprietary Information or anything relating to such information without the prior written consent of the Company, except in performing the Employee's duties as an employee of the Company. "Proprietary Information" shall mean specifications, instructions, methods, code (source and object), data (including without limitation research, financial, personnel or test), designs, processes (computer or otherwise), techniques, formulae, compositions, marketing and sales information, customer lists, plans and all other know-how and trade secrets or any copies, elaborations, modifications, adaptations and derivatives thereof which are in the possession of the Company at the time of termination of Employee's employment and which have not been published or disclosed to, and are not otherwise known to, the public.

13. Return of Documents. In the event of the termination of Employee's employment for any reason, Employee will promptly deliver to the Company all documents and data of any nature, regardless of format, pertaining to the Employee's work with the Company involving Proprietary Information, and Employee will not, without the prior written consent of the Company, retain in Employee's possession or control or provide to others any documents or data or any description or any reproduction of any description containing or pertaining to any Proprietary Information.



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14.      Noncompetition.

         a. While Employee is employed by the Company and for a period of one year after the termination of such employment for any reason, Employee will not directly or indirectly:

         b. recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease any relationship with, the Company; or

         c. solicit, divert, take away, or attempt to divert or to take away, any business of any of the clients, customers or accounts, or prospective clients, customer or accounts, of the Company which were contacted, solicited or served by Employee, or were directly or indirectly under Employee's responsibility, while Employee was employed by the Company.

         d. If any restriction set forth in Section 16(a) above is found by any court to be unenforceable because it extends for too long a period of time, or over too great a range of activities, or over too broad a geographic area, the restriction shall be interpreted to extend only over the maximum period of time, range of activities, or geographic area which the court finds to be enforceable. The parties recognize and agree that the nature of the Company's business extends beyond a regional area and that, therefore, a covenant encompassing the entire country is reasonable under all facts and circumstances.

         e. The restrictions contained in this Section 16 are necessary for the protection of the business and goodwill of the Company and are considered by Employee to be reasonable for such purpose.

15.      Remedies.

         a. If Employee breaches any of the provisions of Sections 14 through 16 above, the Company shall have the nonexclusive right and remedy to have the provisions of such section specifically enforced by any court have equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause substantial and irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

         b. If any covenant contained in Sections 14 through 16, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of such covenant or covenants, which shall be given full effect, without regard to the invalid portions.



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         c.       The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 14 through 16 hereof upon the courts of any jurisdiction within the geographical scope of such covenants, in which jurisdiction any alleged breach or such covenant occurs. If the courts of any one or more of such jurisdictions shall hold such covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         d. In any action brought to enforce or defend rights hereunder, the party who substantially prevails in his or its material claims shall be entitled to recover (in addition to all other damages and expenses) his or its reasonable attorneys' fees.

16. Notices and Addresses. All notices required to be given under this Agreement shall be given by personal delivery or by certified mail or registered mail, sent to the proper party at the addresses hereinabove set forth. Either party may change the address for notices by providing the other party written notice of the same.

17. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, Employee may not assign this Agreement.

18. Colorado Law to Apply. This Agreement shall be construed under and in accordance with the laws of Colorado.

19. Legal Construction. In the event of any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

20. Sole Agreement of the Parties. This Agreement constitutes the only agreement of the parties hereto respecting the within subject matter and supersedes any prior understanding or written or oral agreements between the parties.

21. Amendment. No amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

22. Waiver of Default. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any other breach of the same or any other term, condition or covenant contained herein.



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23.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. Captions. The captions in this Agreement are for convenience only and shall not limit or otherwise affect any of the terms or provisions hereof.

                               ACTIVE LINK COMMUNICATIONS, INC., a
                               Colorado corporation


                               By:
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                               Title:
                                     ------------------------------------


                               EMPLOYEE:



                               -----------------------------------------
                               David E. Welch